UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2006

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2006, the Board of Directors (the “Board”) of Ameriprise Financial, Inc. (the “Company”) elected Warren D. Knowlton as a non-employee member of the Board by means of increasing the size of the Board by one directorship in Class II (term expiring at the 2007 annual shareholder meeting) and designating Mr. Knowlton through the Board’s power to fill newly created directorships.

As contemplated by the rules of the U.S. Securities and Exchange Commission (the “SEC”) applicable to Form 8-K, the Company believes that neither Mr. Knowlton nor any member of his immediate family has or will have any material interest in any transaction with the Company or any of its subsidiaries as would require disclosure pursuant to SEC Regulation S-K 404(a). The Company has commenced procedures to determine whether any such interest exists and, if it determines or information becomes available that Mr. Knowlton or any member of his immediate family has or will have such a material interest, it will provide disclosure on a Form 8-K within the applicable time period permitted by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: October 2, 2006	By:	/s/ Thomas R. Moore
		Name:	Thomas R. Moore
		Title:	Vice President, Chief Governance Officer and
Corporate Secretary